Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Sunberta Resources Inc. on Form SB-2, of our report dated June 7, 2007, relating to the financial statements of Sunberta Resources Inc. for the period ended March 31, 2007, and to the use of our name and the statements with respect to us, as appearing in the prospectus.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Denver, Colorado

June 7, 2007